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                                                                  EXHIBIT 10.3.3

                                 AMENDMENT 3 TO
                            THE SOUTH FINANCIAL GROUP
                     AMENDED AND RESTATED STOCK OPTION PLAN


         This Amendment 3 (this "Amendment") to the Carolina First Corporation Amended and Restated Stock Option Plan (the "Plan") is made by The South Financial Group, Inc. (formerly known as Carolina First Corporation), to be effective as of the date hereof. Capitalized terms not otherwise defined in this Amendment have the meanings assigned to them in the Plan.

1. The second paragraph of Section 4.e. of the Plan (which begins "The exercise of any Option and delivery of the optioned shares . . .") is deleted and replaced in its entirety with the following:

                  "The exercise of any Option and the delivery of the optioned shares shall be contingent upon receipt by the Company of the full exercise price and any amount required to be withheld by the Company under applicable tax laws in connection with the exercise of the Option. The exercise price may be paid (i) in cash or by check, or (ii) through delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the exercise price of the shares being purchased, or (iii) through any combination of the foregoing methods. At any time when the Company is required to withhold any amount under applicable tax laws in connection with the exercise of an Option, the Company may, in its sole discretion, accept payment of the withholding amount in shares of Common Stock having a Fair Market Value on the date of exercise of the Option equal to the amount required to be withheld. No Option may be exercised after termination of employment of the optionee except as hereinafter provided."

2. The name of the Plan is amended to reflect the change of the name of the corporation from Carolina First Corporation to The South Financial Group, Inc. Hereafter the name of the Plan shall be "The South Financial Group, Inc. Stock Option Plan."

         Except as amended by this Amendment, the Plan is ratified and affirmed in its entirety.

         IN WITNESS WHEREOF, this Amendment is entered into as of December 19, 2000.

                                     THE SOUTH FINANCIAL GROUP, INC.


                                     By:          /s/ William S. Hummers III
                                         ---------------------------------------
                                         Name:    William S. Hummers, III
                                         Title:   Executive Vice President